                             RESTATED AND AMENDED
                               CREDIT AGREEMENT


                          Dated as of March 17, 1998


                                     among


                       ENGINEERED SUPPORT SYSTEMS, INC.
                             AND ITS SUBSIDIARIES
                                  (Borrower)


                                      AND


                              THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTY HERETO
                                   (Lenders)


                                      AND


                              NATIONSBANK, N. A.,
                                   as Agent

                                              TABLE OF CONTENTS

SECTION 1 DEFINITIONS                                                                                      1

      1.1 Definitions                                                                                      1
      1.2 Computation of Time Periods                                                                     18
      1.3 Accounting Terms                                                                                18

SECTION 2 CREDIT FACILITIES                                                                               19
      2.1 Revolving Loans                                                                                 19
      2.2 Letter of Credit Subfacility                                                                    20
      2.3 Tranche A Term Loan                                                                             23
      2.4 Tranche B Term Loan                                                                             25
      2.5 Consolidation of Tranche A Term Notes and Tranche B Term Notes                                  26

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES                                                  27
      3.1 Default Rate                                                                                    27
      3.2 Extension and Conversion                                                                        27
      3.3 Prepayments                                                                                     27
      3.4 Termination and Reduction of Revolving Committed Amount                                         28
      3.5 Fees                                                                                            29
      3.6 Capital Adequacy                                                                                29
      3.7 Limitation on Eurodollar Loans                                                                  30
      3.8 Illegality                                                                                      30
      3.9 Requirements of Law - Eurodollar Loans                                                          30
      3.10 Treatment of Affected Loans                                                                    31
      3.11 Taxes                                                                                          31
      3.12 Compensation Concerning Eurodollar Loans                                                       32
      3.13 Pro Rata Treatment                                                                             33
      3.14 Sharing of Payments                                                                            33
      3.15 Payments, Computations, Etc                                                                    34
      3.16 Evidence of Debt                                                                               35

                                    i

SECTION 4 Not Used                                                                                        35

SECTION 5 CONDITIONS                                                                                      35
      5.1 Closing Conditions                                                                              35
      5.2 Conditions to all Extensions of Credit                                                          40
      5.3 Conditions to Extension of Tranche B Term Loan                                                  41

SECTION 6 REPRESENTATIONS AND WARRANTIES                                                                  41
      6.1 Financial Condition                                                                             41
      6.2 No Material Change                                                                              42
      6.3 Organization and Good Standing                                                                  42
      6.4 Power; Authorization; Enforceable Obligations                                                   42
      6.5 No Conflicts                                                                                    42
      6.6 No Default                                                                                      43
      6.7 Ownership                                                                                       43
      6.8 Indebtedness                                                                                    43
      6.9 Litigation                                                                                      43
      6.10 Taxes                                                                                          43
      6.11 Compliance with Law                                                                            43
      6.12 ERISA                                                                                          43
      6.13 Subsidiaries                                                                                   44
      6.14 Governmental Regulations, Etc                                                                  45
      6.15 Purpose of Loans and Letters of Credit                                                         45
      6.16 Environmental Matters                                                                          46
      6.17 Intellectual Property                                                                          46
      6.18 Solvency                                                                                       46
      6.19 Investments                                                                                    47
      6.20 Location of Collateral                                                                         47
      6.21 Disclosure                                                                                     47
      6.22 No Burdensome Restrictions                                                                     47
      6.23 Brokers' Fees                                                                                  47
      6.24 Labor Matters                                                                                  47
      6.25 Representations and Warranties from Purchase Agreement                                         47

                                    ii

SECTION 7 AFFIRMATIVE COVENANTS                                                                           47
      7.1 Information Covenants                                                                           47
      7.2 Preservation of Existence and Franchises                                                        50
      7.3 Books and Records                                                                               50
      7.4 Compliance with Law                                                                             50
      7.5 Payment of Taxes and Other Indebtedness                                                         50
      7.6 Insurance                                                                                       50
      7.7 Maintenance of Property                                                                         51
      7.8 Performance of Obligations                                                                      51
      7.9 Use of Proceeds                                                                                 51
      7.10 Audits/Inspections                                                                             51
      7.11 Financial Covenants                                                                            51
      7.12 Additional Credit Parties                                                                      52
      7.13 Pledged Assets                                                                                 53
      7.14 Government Contracts                                                                           53

SECTION 8 NEGATIVE COVENANTS                                                                              53
      8.1 Indebtedness                                                                                    53
      8.2 Liens                                                                                           54
      8.3 Nature of Business                                                                              54
      8.4 Consolidation, Merger, Dissolution, etc                                                         54
      8.5 Asset Dispositions                                                                              54
      8.6 Investments                                                                                     55
      8.7 Not Used                                                                                        55
      8.8 Prepayments of Indebtedness, etc                                                                55
      8.9 Transactions with Affiliates                                                                    55
      8.10 Fiscal Year; Organizational Documents                                                          55
      8.11 Not Used                                                                                       55
      8.12 Ownership of Subsidiaries                                                                      55
      8.13 Sale Leasebacks                                                                                55
      8.14 Capital Expenditures                                                                           56

                                    iii

      8.15 No Further Negative Pledges                                                                    56
      8.16 Operating Lease Obligations                                                                    56

SECTION 9 EVENTS OF DEFAULT                                                                               56
      9.2 Acceleration; Remedies                                                                          58

SECTION 10 AGENCY PROVISIONS                                                                              58
      10.1 Appointment, Powers and Immunities                                                             58
      10.2 Reliance by Agent                                                                              59
      10.3 Defaults                                                                                       59
      10.4 Rights as a Lender                                                                             59
      10.5 Indemnification                                                                                59
      10.6 Non-Reliance on Agent and Other Lenders                                                        60
      10.7 Successor Agent                                                                                60

SECTION 11 MISCELLANEOUS                                                                                  60
      11.1 Notices                                                                                        60
      11.2 Right of Set-Off; Adjustments                                                                  61
      11.3 Benefit of Agreement                                                                           61
      11.4 No Waiver; Remedies Cumulative                                                                 62
      11.5 Expenses; Indemnification                                                                      62
      11.6 Amendments, Waivers and Consents                                                               63
      11.7 Counterparts                                                                                   64
      11.8 Headings                                                                                       64
      11.9 Survival                                                                                       64
      11.10 Governing Law; Submission to Jurisdiction; Venue; Arbitration                                 64
      11.11 Severability                                                                                  66
      11.12 Entirety                                                                                      66
      11.13 Binding Effect; Termination                                                                   66
      11.14 Confidentiality                                                                               66
      11.15 Conflict                                                                                      67
      11.16 Oral Agreements                                                                               67
      11.17 Collateral Insurance                                                                          67
      11.18 ESOP Loan; Subordination; Restatement of Loan                                                 67

                                   SCHEDULES
                                   ---------
Schedule 1.1A           Investments
Schedule 1.1B           Liens
Schedule 2.1(a)         Lenders; Commitment Percentages
Schedule 5.1(6)         Mortgaged Properties
Schedule 5.1(3)         Form of Legal Opinion (General Counsel)
Schedule 5.1(11)        Corporate Structure
Schedule 6.4            Required Consents, Authorizations, Notices and Filings
Schedule 6.9            Litigation
Schedule 6.12           ERISA
Schedule 6.13           Subsidiaries
Schedule 6.16           Environmental Disclosures
Schedule 6.17           Intellectual Property
Schedule 6.20(a)        Mortgaged Properties
Schedule 6.20(b)        Collateral Locations
Schedule 6.20(c)        Chief Executive Offices/Principal Places of Business
Schedule 8.1            Indebtedness

                                   EXHIBITS
                                   --------
Exhibit 1.1A            Form of Pledge Agreement
Exhibit 1.1B            Form of Security Agreement
Exhibit 2.1(b)(i)       Form of Notice of Borrowing
Exhibit 2.1(e)          Form of Revolving Note
Exhibit 2.3(f)          Form of Tranche A Term Note
Exhibit 2.4(f)          Form of Tranche B Term Note
Exhibit 3.2             Form of Notice of Extension/Conversion
Exhibit 7.1(c)          Form of Officer's Compliance Certificate
Exhibit 7.1(d)          Form of Borrowing Base Certificate
Exhibit 7.12            Form of Joinder Agreement
Exhibit 11.3(b)         Form of Assignment and Acceptance

                               CREDIT AGREEMENT

      THIS RESTATED AND AMENDED CREDIT AGREEMENT, dated as of March 17, 1998 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and among ENGINEERED SUPPORT SYSTEMS, INC. and its
 ----------------
subsidiaries as listed in "Borrower" below (the "Borrower"), the Lenders (as
                                                 --------
defined herein) and NATIONSBANK, N. A., as Agent for the Lenders (in such capacity, the "Agent").
               -----

                              W I T N E S S E T H

      WHEREAS, on August 20, 1993, the Borrower (except ECC and AEH), The Boatmen's National Bank of St. Louis, and Engineered Air Systems, Inc. Employee Stock Ownership Trust (the "ESOP Trust") entered into a Loan Agreement (the "Loan Agreement"), which Loan Agreement has been amended from time to time thereafter;

      WHEREAS, the Loan Agreement created and defined the obligations of the Lenders thereunder to make advances to the Borrower and ESOP Borrower (all as defined in the Loan Agreement);

      WHEREAS, the three types of advances provided by the Loan Agreement were a Revolving Loan, a Term Loan, and an ESOP Loan, all as defined and provided under the Loan Agreement;

      WHEREAS, NationsBank, N.A. is the successor in interest to The Boatmen's National Bank of St. Louis;

      WHEREAS, the Lenders and the Borrower wish to amend and restate the terms, conditions and provisions of the Revolving Loan and Term Loan (as defined in the Loan Agreement), and by this Credit Agreement are restating and amending such Revolving Loan and Term Loan, with the result and effect that all of the terms, conditions and provisions concerning such Loans are now evidenced and reflected in this Credit Agreement;

      WHEREAS, NationsBank and Borrower desire to ratify and confirm the ESOP Loan as evidenced and reflected by the Loan Agreement;

      WHEREAS, the Borrower has requested that the Lenders provide an amended and extended Term Credit Facility in an amount of up to $45,000,000 million dollars, and a Revolving Loan Credit Facility in an amount of up to $10,000,000; and

      WHEREAS, the Lenders have agreed to make such amended and restated revolving and term credit facilities available to the Borrower on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

      1.1   Definitions.

      As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

            "Acquired Company A" means Nuclear Cooling, Inc., d/b/a Marlo Coil.
             ------------------

            "Acquired Company B" means the company the identity and
             ------------------
      description of which is in the records and knowledge of Agent.

            "Acquisition" means the acquisition by any Person of the Capital
             -----------
      Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

            "Additional Credit Party" means each Person that becomes a Credit
             -----------------------
      Party after the Closing Date by execution of a Joinder Agreement.

            "Adjusted Base Rate" means the Base Rate less one-half percent
             ------------------                      ----
      (.5%).

            "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the
             ------------------------                            ----
      Applicable Percentage.

            "Affiliate" means, with respect to any Person, any other Person
             ---------
      (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agency Services Address" means NationsBank, N. A., 800 Market
             -----------------------
      Street, P.O. Box 236, Mail Code MO1-800-12-01, St. Louis, Missouri 63166 (For delivery to 800 Market, 12th Floor: 63101), Attention: Keith Schmelder, or such other address as may be identified by written notice from the Agent to the Borrower.

            "Agent" shall have the meaning assigned to such term in the
             -----
      heading hereof, together with any successors or assigns.

            "Applicable Percentage" means, for purposes of calculating the
             ---------------------
      applicable interest rate for any day for any Revolving Loan, any Tranche A Term Loan or any Tranche B Term Loan, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:

                                                                Applicable
                                                              Percentage For
            Pricing               Leverage                      Eurodollar
             Level                 Ratio                          Loans
            -------               --------                    --------------
            I           >= 3.0                                     1.50%
            II          <  3.0 to 1.0 but >= 2.5 to 1.0            1.25%
            III         <  2.5 to 1.0 but >= 2.0 to 1.0             1.0%
            IV          <  2.0 to 1.0 but >= 1.5 to 1.0             .75%
            V           <  1.5 to 1.0                               .50%

      The Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date
                        ----------------
      by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided,
                                                                 --------
      however, that (i) the initial Applicable Percentage shall be based on
      -------
      Pricing Level IV (as shown above) and shall remain at Pricing Level IV until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, and
      (ii) if the Borrower fails to provide the officer's certificate as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable

      Percentages shall be applicable to all existing Loans as well as any new Loans made or issued. An adjustment in the Applicable Percentage during the course of an Interest Period will not result in a change in the Adjusted Eurodollar Rate applicable to that Interest Period.

            "Application Period", in respect of any Asset Disposition, shall
             ------------------
      have the meaning assigned to such term in Section 8.5.

            "Asset Disposition" means the disposition of any or all of
             -----------------
      the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include any Equity Issuance.

            "Asset Disposition Prepayment Event" means, with respect to any
             ----------------------------------
      Asset Disposition other than an Excluded Asset Disposition, the failure of the Borrower to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to the purchase, acquisition or construction of Eligible Assets during the Application Period for such Asset Disposition.

            "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the
             ---------------
      United States Code, as amended, modified, succeeded or replaced from time to time.

            "Bankruptcy Event" means, with respect to any Person, the
             ----------------
      occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

            "Base Rate" means, for any day, the rate per annum equal to the
             ---------
      Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

            "Base Rate Loan" means any Loan bearing interest at a rate
             --------------
      determined by reference to the Base Rate.

            "Borrower" means collectively and jointly and severally
             --------
      Engineered Support Systems, Inc., a Missouri corporation ("ESSI"), Engineered Air Systems, Inc., a Missouri corporation ("EASI"), Associated Products, Inc.-USA, a Tennessee corporation ("API"), Engineered Specialty Plastics, Inc., an Arkansas corporation ("ESPI"), Lifetime Faucets, Inc., a Tennessee corporation ("LFI"), Engineered Coil Company, a Missouri corporation ("ECC"), and Air Eagle Holdings, Inc., a Missouri corporation ("AEH"), and any other Subsidiary which joins in this Agreement pursuant to the provisions hereof and their respective successors and assigns.

            "Borrowing Base" means at any time an amount equal to the sum of:
             --------------
                  (a) 80% of (the net of the face value of Eligible Receivables due and owing at such time less applied progress payments received from the U.S. Government for goods sold to the U.S. Government) plus

                  (b) the lesser of (I) 50% of the difference between (i) the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory at such time, and (ii) the amount of unapplied progress payments received from the U.S. Government for goods sold to the U.S. Government, or (II) $5,000,000, minus

                  (c)   the LOC Obligations.

            "Business Day" means a day other than a Saturday, Sunday or other
             ------------
      day on which commercial banks in Missouri are authorized or required by law to close, except that, when used in connection with a Eurodollar
                    ------ ----
      Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

            "Calculation Date" has the meaning set forth in the definition of
             ----------------
      "Applicable Percentage" set forth in this Section 1.1.

            "Capital Lease" means, as applied to any Person, any lease of any
             -------------
      Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Capital Stock" means (i) in the case of a corporation, capital
             -------------
      stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
      (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (a) securities issued or directly and
             ----------------
      fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270
       -------------
      days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which any Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

            "Change of Control" means the following event:  any Person or
             -----------------
      Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, 51% or more of the Capital Stock of ESSI. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

            "Closing Date" means the date hereof.
             ------------

            "Code" means the Internal Revenue Code of 1986, as amended, and
             ----
      any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

            "Collateral" means a collective reference to the collateral which
             ----------
      is identified in, and at any time will be covered by, the Collateral Documents.

            "Collateral Documents" means a collective reference to the
             --------------------
      Security Agreements, the Pledge Agreements, the Mortgage Instruments and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

            "Commitment" means (i) with respect to each Lender, the Revolving
             ----------
      Commitment of such Lender, the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment of such Lender and (ii) with respect to the Issuing Lender, the LOC Commitment.

            "Consolidated Capital Expenditures" means, for any period, all
             ---------------------------------
      capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

            "Consolidated Cash Flow" means, with respect to any fiscal year
             ----------------------
      period of the Consolidated Parties on a consolidated basis, an amount equal to Consolidated EBITDA for such period.

            "Consolidated Cash Taxes" means, for any period, the aggregate of
             -----------------------
      all taxes of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

            "Consolidated Current Assets" means the current assets of the
             ---------------------------
      Consolidated Parties, as determined in accordance with GAAP.

            "Consolidated Current Liabilities" means the current liabilities
             --------------------------------
      of the Consolidated Parties, as determined in accordance with GAAP.

            "Consolidated Current Ratio" means, for any period, the ratio of
             --------------------------
      Consolidated Current Assets to Consolidated Current Liabilities.

            "Consolidated EBITDA" means, for any period, the sum of (i)
             -------------------
      Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, interest
             -----------------------------
      expense (including the amortization of debt discount and premium and the interest component under Capital Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

            "Consolidated Net Income" means, for any period, net income
             -----------------------
      (excluding extraordinary items) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

            "Consolidated Net Worth" means, as of any date, shareholders'
             ----------------------
      equity or net worth of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

            "Consolidated Parties" means a collective reference to each
             --------------------
      Borrower and "Consolidated Party" means any one of them.
                    ------------------

            "Consolidated Scheduled Funded Debt Payments" means, as of the
             -------------------------------------------
      end of each fiscal quarter of the Consolidated Parties, for the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to
      Section 3.3.

            "Consolidated Working Capital" means, at any time, the excess of
             ----------------------------
      (i) current assets of the Consolidated Parties on a consolidated basis at such time over (ii) current liabilities of the Consolidated Parties on a consolidated basis at such time, all as determined in accordance with GAAP.

            "Continue", "Continuation", and "Continued" shall refer to the
             --------    ------------        ---------
      continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

            "Convert", "Conversion", and "Converted" shall refer to a
             -------    ----------        ---------
      conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

            "Credit Documents" means a collective reference to this
             ----------------
      Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.
                          ---------------

            "Credit Parties" means a collective reference to the Borrower and
             --------------
      "Credit Party" means any one of them.
       ------------

            "Credit Party Obligations" means, without duplication, (i) all of
             ------------------------
      the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

            "Debt Issuance" means the issuance of any Indebtedness for
             -------------
      borrowed money by any Consolidated Party.

            "Default" means any event, act or condition which with notice or
             -------
      lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" means, at any time, any Lender that (a) has
             -----------------
      failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

            "Disbursement Account" means the account maintained by and in the
             --------------------
      name of Borrower with Agent for the purpose of disbursing Revolving Credit Loan proceeds.

            "Dollars" and "$" means dollars in lawful currency of the United
             -------       -
      States of America.

            "Domestic Subsidiary" means, with respect to any Person, any
             -------------------
      Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

            "Eligible Assets" means another business or any substantial part
             ---------------
      of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Consolidated Parties were engaged in on the Closing Date or any reasonable extensions or expansions thereof.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a
             -----------------
      Lender; and (iii) any other Person approved by the Agent.

            "Eligible Inventory" means items of Inventory of Borrower held
             ------------------
      for sale in the ordinary course of the business of Borrower (but not including packaging or shipping materials or maintenance supplies) which are deemed by the Agent in the exercise of its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Inventory shall be deemed to be Eligible Inventory unless it meets all of the following requirements: (a) such Inventory is owned by Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien; (b) such Inventory consists of raw materials, finished goods and work-in-process; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of Borrower's business; (e) such Inventory is not obsolete or returned or repossessed or used goods taken in trade; (f) such Inventory is located at one of the locations listed in Schedule 6.20(b); and (g) such Inventory is in the possession and control of Borrower and not any third party, or, if located in a warehouse or other facility leased by Borrower, the warehouseman or lessor has delivered to the Lender a waiver and consent in form and substance satisfactory to the Lender.

            "Eligible Receivables" means all Receivables of the Borrower
             --------------------
      other than the following: (i) Receivables which remain unpaid as of 90 days after the original date of the applicable invoice; (ii) all Receivables owing by a single account debtor, including a currently scheduled Receivable, if 25% or more of the balance owing by such account debtor are ineligible by reason of the criteria set forth in clause (i) above; (iii) Receivables with respect to which the account debtor is an Affiliate of Borrower or a director, officer or employee of Borrower or their Affiliates; (iv)(a) commencing on the 30th day after the Closing Date, Receivables existing on or within the 15th day following the Closing Date with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereto unless filings in accordance with the U.S.
      Claims Act have been completed and filed, acknowledged and processed in a manner satisfactory to Agent; (iv)(b) Receivables coming into existence after the 15th day following the Closing Date with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereof unless filings in accordance with the Claims Act have been completed and filed in a manner satisfactory to Agent; (v) with respect to which the account debtor is not a resident of the United States or Canada, unless
      Borrower has obtained for the benefit of Agent and the account of Borrower a letter of credit in form and substance and issued or confirmed by a bank satisfactory to Agent in Agent's sole discretion securing such account debtor's payments on such Receivables or unless such obligee has obtained for the benefit of Agent F.C.I.A. insurance insuring such account debtor's payment of such Receivables; (vi) Receivables with respect to which the account debtor is located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing unless Borrower has filed a current Notice of Business Activities Report or similar filing with the applicable state agency; (vii) Receivables with respect to goods that have been rejected as unsatisfactory by the account debtor or with respect to services that have been rejected as unsatisfactory by the account debtor; (viii) Receivables which are not invoiced (and dated as of the date of such invoice) and sent to the account debtor within five (5) days after delivery of the underlying goods to or performance of the underlying services for the account debtor; (ix) Receivables with respect to which Agent does not have a first and valid, fully perfected security interest; (x) Receivables with respect to which the account debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment or the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (xi) Receivables with respect to which the account debtor's obligation to pay the Receivable is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guarantied sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which account debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis; (xii) Receivables owing by any supplier to Borrower and subject to offset against trade accounts payable owing to such account debtor to the extent of such offset; (xiii) Receivables for which the prospect of payment in full or performance in a timely manner by the account debtor is or is likely to become impaired as determined by Agent in its reasonable discretion; (xiv) any Receivable of an account debtor with respect to particular goods still in the possession of Borrower or included in Inventory against which the account debtor has filed a financing statement under the UCC or has obtained or purported to have obtained a Lien or security interest; and (xv) Receivables with respect to which Borrower's delivery of goods or performance of services is bonded. If a previously scheduled Eligible Receivable ceases to be an Eligible Receivable under the above criteria, Borrower shall notify Agent thereof, which notice may be provided as part of the Periodic Report.

            "Environmental Laws" means any and all lawful and applicable
             ------------------
      Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

            "Equity Issuance" means any issuance by any Consolidated Party to
             ---------------
      any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition.

            "ERISA" means the Employee Retirement Income Security Act of
             -----
      1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

            "ERISA Affiliate" means an entity which is under common control
             ---------------
      with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

            "ERISA Event" means (i) with respect to any Plan, the occurrence
             -----------
      of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

            "ESOP Borrower"  means each of the Borrowers except AEH and ECC,
             -------------
      and except the trustee of the ESOP Trust.

            "ESOP Credit Party Obligations" means all of the obligations of
             -----------------------------
      the ESOP Trust and ESSI accruing under the Loan Agreement with respect to the ESOP Loan.

            "ESOP Loan" means the ESOP Loan as defined in the Loan Agreement.
             ---------

            "ESOP Trust" means the entity defined at page 1 of this Agreement.
             ----------

            "Eurodollar Loan" means any Loan that bears interest at a rate
             ---------------
      based upon the Eurodollar Rate.

            "Eurodollar Rate" means, for any Eurodollar Loan for any Interest
             ---------------
      Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

            "Eurodollar Reserve Requirement" means, at any time, the maximum
             ------------------------------
      rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or
      (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

            "Event of Default" means such term as defined in Section 9.1.
             ----------------

            "Excluded Asset Disposition" means Asset Dispositions (a) by the
             --------------------------
      Consolidated Parties to any Credit Party if (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.11 after giving effect to such Asset Disposition and (ii) after giving effect such Asset Disposition, no Default or Event of Default exists, or (b) Asset Dispositions by the Consolidated Parties to Persons other than Consolidated Parties which (i) in the aggregate over any consecutive twelve (12)-month period does not involve consideration to the Consolidated Parties in excess of $500,000, and (ii) for any one asset to be disposed of does not involve consideration to the Consolidated parties in excess of $250,000.

            "Fees" means all fees payable pursuant to Section 3.5.
             ----

            "Fixed Charge Coverage Ratio" means, as of the end of each fiscal
             ---------------------------
      quarter of the Consolidated Parties for the twelve month period ending on such date, the ratio of (a) Consolidated EBITDA for the applicable period to (b) the sum of (i) Consolidated Capital Expenditures for the applicable period (ii) Consolidated Cash Taxes for the applicable period (iii) Consolidated Interest Expense for the applicable period
      (iv) Consolidated Scheduled Funded Debt Payments for the applicable period, and (v) cash dividends paid during the applicable period..

            "Foreign Subsidiary" means, with respect to any Person, any
             ------------------
      Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

            "Funded Indebtedness" means, with respect to any Person, without
             -------------------
      duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i), and
      (k) of the definition of "Indebtedness" set forth in this Section 1.1,
      (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

            "GAAP" means generally accepted accounting principles in the
             ----
      United States applied on a consistent basis and subject to the terms of
      Section 1.3.

            "Governmental Authority" means any Federal, state, local or
             ----------------------
      foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Government Contracts" means each contract of Borrower with
             --------------------
      any United States Governmental Authority and pursuant to which Borrower will be supplying services or goods which are included in Inventory or Receivables of Borrower.

            "Government Subcontract" means each contract of Borrower with a
             ----------------------
      Person (other than a Credit Party) for the supply of goods or services to such Person pursuant to a Government Contract between such Person and a United States Governmental Authority.

            "Guaranty Obligations" means, with respect to any Person, without
             --------------------
      duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent,
      (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

            "Hedging Agreements" means any interest rate protection agreement
             ------------------
      or foreign currency exchange agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender.

            "Indebtedness" of any Person means (a) all obligations of such
             ------------
      Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements,
      (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

            "Interbank Offered Rate" means, for any Eurodollar Loan for any
             ----------------------
      Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750
      (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00
      a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one
                                          --------  -------
      rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

            "Interest Payment Date" means (a) as to Base Rate Loans, the last
             ---------------------
      day of each fiscal month of the Borrower and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

            "Interest Period" means, as to Eurodollar Loans, a period of one,
             ---------------
      two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any
                                              --------  -------
      Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
      (b) no Interest Period shall extend beyond the Maturity Date, (c) with regard to the Tranche A Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Tranche A Term Loans comprised of Base Rate Loans together with the portion of Tranche A Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date, (d) with regard to the Tranche B Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Tranche B Term Loans comprised of Base Rate Loans together with the portion of Tranche B Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date and (e) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

            "Inventory" means and includes, as to any Person, all of such
             ---------
      Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

            "Investment" in any Person means (a) the acquisition (whether for
             ----------
      cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

            "Issuing Lender" means NationsBank.
             --------------

            "Issuing Lender Fees" shall have the meaning assigned to such
             -------------------
      term in Section 3.5(b)(iii).

            "Joinder Agreement" means a Joinder Agreement substantially in
             -----------------
      the form of Exhibit 7.12 hereto, executed and delivered by an
                  ------------
      Additional Credit Party in accordance with the provisions of Section
      7.12.

            "Lender" means any of the Persons identified as a "Lender" on the
             ------
      signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

            "Letter of Credit" means any letter of credit issued by the
             ----------------
      Issuing Lender for the account of any Credit Party in accordance with the terms of Section 2.2.

            "Leverage Ratio" means, with respect to the Consolidated Parties
             --------------
      on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period. For the purpose of determining the Applicable Percentage and Pricing Level in calculating the Adjusted Eurodollar Rate, the Leverage Ratio of the Consolidated Parties shall be determined by utilization of the financial performance and results data for each of the Consolidated Parties for the preceding twelve month period irrespective of whether a Consolidated Party was a Subsidiary or Affiliate of a Credit Party during the entirety of the twelve month period.

            "Lien" means any mortgage, pledge, hypothecation, assignment,
             ----
      deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

            "Loan" or "Loans" means the Revolving Loans, the Tranche A Term
             ----      -----
      Loans and/or the Tranche B Term Loans (or a portion of any Revolving Loan, any Tranche A Term Loan or Tranche B Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate), individually or collectively, as appropriate.

            "Loan Agreement" means the Loan Agreement dated August 20, 1993
             --------------
      among the Credit Parties (except ECC and AEH), The Boatmen's National Bank of St. Louis, and Capital Bank and Trust Company, trustee of the Engineered Air Systems, Inc. Employee Stock Ownership Trust, as amended thereafter from time to time.

            "LOC Commitment" means the commitment of the Issuing Lender to
             --------------
      issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

            "LOC Committed Amount" shall have the meaning assigned to such
             --------------------
      term in Section 2.2.

            "LOC Documents" means, with respect to any Letter of Credit, such
             -------------
      Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

            "LOC Obligations" means, at any time, the sum of (i) the maximum
             ---------------
      amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

            "Material Adverse Effect" means a material adverse effect on (i)
             -----------------------
      the condition (financial or otherwise), operations, business, assets, liabilities or prospects of any Consolidated Party, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Lenders under the Credit Documents.

            "Materials of Environmental Concern" means any gasoline or
             ----------------------------------
      petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Maturity Date" means (i) as to the Revolving Loans and Letters
             -------------
      of Credit (and the related LOC Obligations), May 1, 2003 and (ii) as to the Tranche A Term Loan and the Tranche B Term Loan, the date of the final maturity of such Term Loan.

            "Moody's" means Moody's Investors Service, Inc., or any successor
             -------
      or assignee of the business of such company in the business of rating securities.

            "Mortgage Instruments" shall have the meaning assigned such term
             --------------------
      in Section 5.1(6).

            "Mortgage Policies" shall have the meaning assigned such term in
             -----------------
      Section 5.1(6).

            "Mortgaged Properties" shall have the meaning assigned such term
             --------------------
      in Section 5.1(6).

            "Multiemployer Plan" means a Plan which is a multiemployer plan
             ------------------
      as defined in Sections 3(37) or 4001(a)(3) of ERISA.

            "Multiple Employer Plan" means a Plan which any Consolidated
             ----------------------
      Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

            "NationsBank" means NationsBank, N. A. and its successors.
             -----------

            "Net Cash Proceeds" means the aggregate cash proceeds received by
             -----------------
      the Consolidated Parties in respect of any Asset Disposition or Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Asset Disposition or Equity Issuance.

            "Note" or "Notes" means the Revolving Loan Notes, the Tranche A
             ----      -----
      Term Loan Notes and/or the Tranche B Term Loan Notes, individually or collectively, as appropriate.

            "Notice of Borrowing" means a written notice of borrowing in
             -------------------
      substantially the form of Exhibit 2.1(b)(i), as required by Section
                                -----------------
      2.1(b)(i), Section 2.3(b) or Section 2.4(b).

            "Notice of Extension/Conversion" means the written notice of
             ------------------------------
      extension or conversion in substantially the form of Exhibit 3.2, as
                                                           -----------
      required by Section 3.2.

            "Operating Lease" means, as applied to any Person, any lease
             ---------------
      (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

            "Participation Interest" means a purchase by a Lender of a
             ----------------------
      participation in Letters of Credit or LOC Obligations as provided in
      Section 2.2 or in any Loans as provided in Section 3.14.

            "PBGC" means the Pension Benefit Guaranty Corporation established
             ----
      pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

            "Permitted Investments" means Investments which are either (i)
             ---------------------
      cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
      (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date (and as updated at the time of the closing of the acquisition of Acquisition Company B) and set forth in Schedule 1.1A; (v) Guaranty
                                              -------------
      Obligations permitted by Section 8.1; (vi) transactions permitted by
      Section 8.9; (vii) advances or loans to directors, officers, or employees that do not exceed $150,000 to any one director, officer or employee of a Consolidated Party at any one time outstanding or $250,000 in the aggregate at any one time outstanding for all of the Consolidated Parties; (viii) payments to customers or suppliers in the nature of contracted progress payments made in the ordinary course of business; (ix) advances or loans (but excluding progress payments under (viii)) to customers or suppliers that do not exceed $250,000 in the aggregate at any one time outstanding for all of the Consolidated Parties.

            "Permitted Liens" means:
             ---------------

                  (i) Liens in favor of the Agent to secure the Credit Party Obligations;

                  (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments
                                                 --------
            secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                  (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                  (vii) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to
                                  -------- ----
            such Property concurrently with or within 90 days after the acquisition thereof;

                  (viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

                  (ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                  (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                  (xi) Liens in favor of NationsBank the secure the ESOP Loan, which Liens are junior and secondary to the Liens created by this Agreement and the Collateral Documents.

            "Person" means any individual, partnership, joint venture, firm,
             ------
      corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

            "Plan" means any employee benefit plan (as defined in Section 3(3)
             ----
      of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
      be) an "employer" within the meaning of Section 3(5) of ERISA.

            "Pledge Agreement" means amendments to existing pledge agreements
             ----------------
      and the pledge agreement in the form of Exhibit 1.1A, all to be
                                              ------------
      executed in favor of the Agent on the Closing Date by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

            "Prime Rate" means the per annum rate of interest established
             ----------
      from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

            "Principal Amortization Payment" means a principal payment on the
             ------------------------------
      Tranche A Term Loans as set forth in Section 2.3(d) or on the Tranche B Term Loans as set forth in Section 2.4(d).

            "Principal Amortization Payment Date" means the date a
             -----------------------------------
      Principal Amortization Payment is due.

            "Principal Office" means the office of NationsBank located at 800
             ----------------
      Market Street, St. Louis, Missouri 63101.

            "Pro Forma Compliance Certificate" means a certificate of the
             --------------------------------
      chief financial officer of the Borrower delivered to the Agent in connection with (i) any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.1, (ii) any merger or consolidation as referred to in Section 8.4, (iii) any Asset Disposition as referred to in Section 8.5 or (iv) any Investment as referred to in Section 8.6 and in the definition of "Permitted
                                                           ---------
      Investment" set forth in this Section 1.1, as applicable, and
      ----------
      containing reasonably detailed calculations, upon giving effect to the applicable transaction on a pro forma basis, of the Fixed Charge Coverage Ratio and the Leverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the required financial information.

            "Property" means any interest in any kind of property or asset,
             --------
      whether real, personal or mixed, or tangible or intangible.

            "Purchase Agreement" means a draft Purchase Agreement by and
             ------------------
      between AEH and Acquired Company B, as the same has been submitted to Agent as of the date of this Agreement, as it may be amended on or prior to the Closing Date.

            "Receivables" means and includes, as to any Person, all of such
             -----------
      Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (c) cash and non-cash proceeds of any of the foregoing.

            "Register" shall have the meaning given such term in Section
             --------
      11.3(c).

            "Regulation G, T, U, or X" means Regulation G, T, U or X,
             ------------------------
      respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" means any spilling, leaking, pumping, pouring,
             -------
      emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

            "Reportable Event" means any of the events set forth in Section
             ----------------
      4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

            "Required Lenders" means, at any time, Lenders which are then in
             ----------------
      compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate 100% of (i) the Revolving Commitments (and Participation Interests therein), the outstanding Tranche A Term Loans (and Participation Interests therein) and the outstanding Tranche B Term Loans (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

            "Requirement of Law" means, as to any Person, the certificate of
             ------------------
      incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

            "Revolving Commitment" means, with respect to each Lender, the
             --------------------
      commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

            "Revolving Commitment Percentage" means, for any Lender, the
             -------------------------------
      percentage identified as its Revolving Commitment Percentage on
      Schedule 2.1(a), as such percentage may be modified in connection with
      ---------------
      any assignment made in accordance with the provisions of Section 11.3.

            "Revolving Committed Amount" shall have the meaning assigned to
             --------------------------
      such term in Section 2.1(a).

            "Revolving Loans" shall have the meaning assigned to such term in
             ---------------
      Section 2.1(a).

            "Revolving Note" or "Revolving Notes" means the promissory notes
             --------------      ---------------
      of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw
             ---
      Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

            "Sale and Leaseback Transaction" means any direct or indirect
             ------------------------------
      arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

            "Security Agreement" means the amendments to existing security
             ------------------
      agreements and the security agreement in the form of Exhibit 1.1B to be
                                                           ------------
      executed in favor of the Agent on the Closing Date by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

            "Single Employer Plan" means any Plan which is covered by Title
             --------------------
      IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

            "Solvent" or "Solvency" means, with respect to any Person as of a
             -------      --------
      particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
      (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Standby Letter of Credit Fee" shall have the meaning assigned to
             ----------------------------
      such term in Section 3.5(c)(i).

            "Subsidiary" means, as to any Person, (a) any corporation more
             ----------
      than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

            "Taxes" means such term as is defined in Section 3.11.
             -----

            "Term Loan" means the consolidated term loan defined in Section 2.5.
             ---------

            "Trade Letter of Credit Fee" shall have the meaning assigned to
             --------------------------
      such term in Section 3.5(c)(ii).

            "Tranche A Term Loan" shall have the meaning assigned to such
             -------------------
      term in Section 2.3(a).

            "Tranche A Term Loan Commitment" means, with respect to each
             ------------------------------
      Lender, the commitment of such Lender to make its portion of the Tranche A Term Loan in a principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount.

            "Tranche A Term Loan Commitment Percentage" means, for any
             -----------------------------------------
      Lender, the percentage identified as its Tranche A Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in
                    ---------------
      connection with any assignment made in accordance with the provisions of Section 11.3.

            "Tranche A Term Loan Committed Amount" shall have the meaning
             ------------------------------------
      assigned to such term in Section 2.3(a).

            "Tranche A Term Loan Note" or "Tranche A Term Loan Notes" means
             ------------------------      -------------------------
      the promissory notes of the Borrower in favor of each of the Lenders evidencing the Tranche A Term Loans provided pursuant to Section 2.3(f), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

            "Tranche B Term Loan" shall have the meaning assigned to such
             -------------------
      term in Section 2.4(a).

            "Tranche B Term Loan Commitment" means, with respect to each
             ------------------------------
      Lender, the commitment of such Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount.

            "Tranche B Term Loan Commitment Percentage" means, for any
             -----------------------------------------
      Lender, the percentage identified as its Tranche B Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in
                    ---------------
      connection with any assignment made in accordance with the provisions of Section 11.3.

            "Tranche B Term Loan Committed Amount" shall have the meaning
             ------------------------------------
      assigned to such term in Section 2.4(a).

            "Tranche B Term Loan Note" or "Tranche B Term Loan Notes" means
             ------------------------      -------------------------
      the promissory notes of the Borrower in favor of each of the Lenders evidencing the Tranche B Term Loans provided pursuant to Section 2.4(f), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

            "Unused Fee" shall have the meaning assigned to such term in
             ----------
      Section 3.5(a).

            "Unused Fee Calculation Period" shall have the meaning assigned
             -----------------------------
      to such term in Section 3.5(b).

            "Unused Revolving Committed Amount" means, for any period, the
             ---------------------------------
      amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

            "Voting Stock" means, with respect to any Person, Capital Stock
             ------------
      issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

            "Wholly Owned Subsidiary" of any Person means any Subsidiary 100%
             -----------------------
      of whose Voting Stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.


      1.2   Computation of Time Periods.
            ---------------------------

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

      1.3   Accounting Terms.
            ----------------

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as of January 31, 1998); provided, however, if (a) the Borrower shall object
                         --------  -------
to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                   SECTION 2
                               CREDIT FACILITIES

2.1   Revolving Loans.
      ---------------

      (a)   Revolving Commitment.  Subject to the terms and conditions hereof
            --------------------
and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing
                      ---------------
Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate
                       --------  -------
principal amount of outstanding Revolving Loans shall not exceed the lesser of (i) TEN MILLION DOLLARS ($10,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving
                                                                  ---------
Committed Amount") or (ii) the Borrowing Base; provided, further, (A) with
----------------                               --------  -------
regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, and (B) the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding shall not exceed
                            ----
the lesser of (1) the Revolving Committed Amount or (2) the Borrowing Base. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that
                                                     --------  -------
no more than five (5) Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

      (b)   Revolving Loan Borrowings.
            -------------------------

            (i)    Notice of Borrowing.  The Borrower shall request a
                   -------------------
      Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 2:00 P.M. Central time on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this
      Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

            (ii)   Minimum Amounts.  Each Eurodollar Loan or Base Rate Loan
                   ---------------
      that is a Revolving Loan shall be in a minimum aggregate principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

            (iii)  Advances.  Each Lender will make its Revolving Commitment
                   --------
      Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. Central time on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the

      Borrower by the Agent by crediting the Disbursement Account with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

      (c)   Repayment.  The principal amount of all Revolving Loans shall be
            ---------
due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

      (d)   Interest.  Subject to the provisions of Section 3.1,
            --------

            (i)    Base Rate Loans.  During such periods as Revolving Loans
                   ---------------
      shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

            (ii)   Eurodollar Loans.  During such periods as Revolving Loans
                   ----------------
      shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

      (e)   Revolving Notes.  The Revolving Loans made by each Lender shall
            ---------------
be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).
            --------------

2.2   Letter of Credit Subfacility.
      ----------------------------

      (a)   Issuance.  Subject to the terms and conditions hereof and of the
            --------
LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Closing Date until the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC
                                  --------  -------
Obligations outstanding shall not at any time exceed ONE MILLION DOLLARS ($1,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate
                   --------------------
principal amount of outstanding Revolving Loans plus LOC Obligations
                                                ----
outstanding shall not at any time exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or
(y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

      (b)   Notice and Reports.  The request for the issuance of a Letter of
            ------------------
Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

      (c)   Participation.  Each Lender, upon issuance of a Letter of Credit,
            -------------
shall be deemed to have purchased without recourse a Participation Interest from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

      (d)   Reimbursement.  In the event of any drawing under any Letter of
            -------------
Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 1:00 P.M. Central time otherwise such payment shall be made at or before 12:00 Noon Central time on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

      (e)   Repayment with Revolving Loans.  On any day on which the Borrower
            ------------------------------
shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the
                                                        --- ----
respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding
                                                           ---------------
(i) the amount of such borrowing may not comply with
the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to a Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of
                           --------
Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Base Rate.

      (f)   Designation of Consolidated Parties as Account Parties.
            ------------------------------------------------------
Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of one Consolidated Party, provided that notwithstanding such statement, all of the Credit Parties shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Credit Parties' reimbursement obligations hereunder with respect to such Letter of Credit.

      (g)   Renewal, Extension.  The renewal or extension of any Letter of
            ------------------
Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

      (h)   Uniform Customs and Practices.  The Issuing Lender may have the
            -----------------------------
Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the
International Chamber of Commerce (the "UCP"), in which case the UCP may be
                                        ---
incorporated therein and deemed in all respects to be a part thereof.

      (i)   Indemnification; Nature of Issuing Lender's Duties.
            --------------------------------------------------

            (i) In addition to its other obligations under this Section 2.2, Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

            (ii) As between Borrower and the Lenders (including the Issuing Lender), Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and
      (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

            (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

            (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (ii) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

            (v) Notwithstanding anything to the contrary contained in this subsection (i), Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

      (j)   Responsibility of Issuing Lender. It is expressly understood and
            --------------------------------
agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided,
                                                                    --------
however, that nothing set forth in this Section 2.2 shall be deemed to
-------
prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this
Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

      (k)   Conflict with LOC Documents.  In the event of any conflict
            ---------------------------
between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

2.3   Tranche A Term Loan.
      -------------------

      (a)   Tranche A Term Commitment. Subject to the terms and conditions
            -------------------------
hereof and in reliance upon the representations and warranties set forth herein each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche A Term Loan Commitment Percentage of a term loan in Dollars (the "Tranche A Term Loan") in the aggregate principal
                           -------------------
amount of TWENTY TWO

MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000) (the "Tranche A Term Loan
                                                          -------------------
Committed Amount") for the purposes hereinafter set forth.  The Tranche A
----------------
Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no
                                                  --------  -------
more than five (5) Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Amounts repaid on the Tranche A Term Loan may not be reborrowed.

      (b)   Borrowing Procedures. The Borrower shall submit an appropriate
            --------------------
Notice of Borrowing to the Agent not later than 1:00 P.M. Central time on the Closing Date, with respect to the portion of the Tranche A Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to the Closing Date, with respect to the portion of the Tranche A Term Loan initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of a Tranche A Term Loan is requested and (ii) whether the funding of the Tranche A Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to deliver such Notice of Borrowing to the Agent by 1:00 P.M. Central time on the third Business Day prior to the Closing Date, then the full amount of the Tranche A Term Loan shall be disbursed on the Closing Date as a Base Rate Loan. Each Lender shall make its Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, by 2:00 P.M. Central time on the Closing Date in Dollars and in funds immediately available to the Agent.

      (c)   Minimum Amounts.  Each Eurodollar Loan or Base Rate Loan that is
            ---------------
part of the Tranche A Term Loan shall be in an aggregate principal amount that is not less than $500,000 and integral multiples of $100,000 (or the then remaining principal balance of the Tranche A Term Loan, if less).

      (d)   Repayment of Tranche A Term Loan.  The principal amount of the
            --------------------------------
Tranche A Term Loan shall be repaid in consecutive monthly installments as follows, unless accelerated sooner pursuant to Section 9.2.:

                                                                Tranche A
               Principal Amortization                      Term Loan Principal
                   Payment Dates                      Amortization Payment Per Month
                   -------------                      ------------------------------

I.          September 1, 1998 and on the                         $291,667
            1st day of each calendar month
            thereafter to and including
            August 1, 1999.

II.         September 1, 1999 and on the                         $333,333
            1st day of each calendar month
            thereafter to and including
            August 1, 2000.

III.        September 1, 2000 and on the                         $375,000
            1st day of each calendar month
            thereafter to and including
            August 1, 2002.

IV.         September 1, 2002 to April 1,                        $666,667
            2003.

V.          On May 1, 2003:                        The remaining balance of principal.

      (e)   Interest.  Subject to the provisions of Section 3.1, the Tranche
            --------
A Term Loan shall bear interest at a per annum rate equal to:

            (i)    Base Rate Loans. During such periods as the Tranche A Term
                   ---------------
      Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

            (ii)   Eurodollar Loans. During such periods as the Tranche A
                   ----------------
      Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

Interest on the Tranche A Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

      (f)   Tranche A Term Notes.  The portion of the Tranche A Term Loan
            --------------------
made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan and substantially in the form of Exhibit 2.3(f).
                                 --------------

2.4   Tranche B Term Loan.
      -------------------

      (a)   Tranche B Term Commitment. Subject to the terms and conditions
            -------------------------
hereof and in reliance upon the representations and warranties set forth herein, and only if all of the conditions precedent of Section 5.3 occur on or before August 1, 1998, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche B Term Loan Commitment Percentage of a term loan in Dollars (the "Tranche B Term Loan") in the
                                           -------------------
aggregate principal amount of TWENTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000) (the "Tranche B Term Loan Committed Amount") for the
                            ------------------------------------
purposes hereinafter set forth. The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than five (5) Eurodollar Loans shall
         --------  -------
be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Amounts repaid on the Tranche B Term Loan may not be reborrowed.

      (b)   Borrowing Procedures. The Borrower shall submit an appropriate
            --------------------
Notice of Borrowing to the Agent not later than 1:00 P.M. Central time on the day of the consummation of the Tranche B Term Loan, with respect to the portion of the Tranche B Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to said day, with respect to the portion of the Tranche B Term Loan initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of a Tranche B Term Loan is requested and (ii) whether the funding of the Tranche B Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. Each Lender shall make its Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may
                   ---------------
designate in writing, by 2:00 P.M. Central time on the Closing Date in Dollars and in funds immediately available to the Agent.

      (c)   Minimum Amounts.  Each Eurodollar Loan or Base Rate Loan that is
            ---------------
part of the Tranche B Term Loan shall be in an aggregate principal amount that is not less than $500,000 and integral multiples of $100,000 (or the then remaining principal balance of the Tranche B Term Loan, if less).

      (d)   Repayment of Tranche B Term Loan.  The principal amount of the
            --------------------------------
Tranche B Term Loan shall be repaid in consecutive monthly installments as follows, unless accelerated sooner pursuant to Section 9.2.:

                                                                Tranche B
               Principal Amortization                      Term Loan Principal
                   Payment Dates                      Amortization Payment Per Month
                   -------------                      ------------------------------

I.          September 1, 1998 and on the                         $291,667
            1st day of each calendar month
            thereafter to and including
            August 1, 1999.

II.         September 1, 1999 and on the                         $333,333
            1st day of each calendar month
            thereafter to and including
            August 1, 2000.

III.        September 1, 2000 and on the                         $375,000
            1st day of each calendar month
            thereafter to and including
            August 1, 2002.

IV.         September 1, 2002 to April 1,                        $666,667
            2003.

V.          On May 1, 2003:                        The remaining balance of principal.


      (e)   Interest.  Subject to the provisions of Section 3.1, the Tranche
            --------
B Term Loan shall bear interest at a per annum rate equal to:

            (i)    Base Rate Loans. During such periods as the Tranche B Term
                   ---------------
      Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

            (ii)   Eurodollar Loans. During such periods as the Tranche B
                   ----------------
      Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

Interest on the Tranche B Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

      (f) Tranche B Term Notes. The portion of the Tranche B Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan and substantially in the form of Exhibit 2.4(f).
                                 --------------

2.5   Consolidation of Tranche A Term Notes and Tranche B Term Notes.
      --------------------------------------------------------------

      Upon and after the funding of the Tranche B Term Loan, and upon the request of Borrower or Agent, the Tranche A Term Loan and Tranche B Term Loan shall be consolidated into one term loan indebtedness ("Term Loan"). Upon such a consolidation, the Tranche A and Tranche B Term Loan Notes shall be cancelled and new Term Loan Notes issued to each Lender to reflect the then outstanding balances of consolidated principal and each Lender's consolidated Term Loan Commitment. The form of the new Term Loan Note shall be identical to the Tranche A Term Loan Note and Tranche B Term Loan Note. Upon and after such a consolidation, all references to the Tranche A Term Loan and Note and the Tranche B Term Loan and Note shall mean the Term Loan and the Term Loan Note, respectively. The amortization schedule for the consolidated Term Loan shall be the sum of the payments shown on Sections 2.3(d) and 2.4(d).

                                   SECTION 3
                OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                ----------------------------------------------

      3.1   Default Rate.
            ------------

      Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).

      3.2   Extension and Conversion.
            ------------------------

      Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section
                    --------  -------
3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set
                                                    ---------------
forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), with respect to the Tranche A Term Loan, Section 2.3(c), or, with respect to the Tranche B Term Loan, Section 2.4(c), (iv) no more than fifteen (15) Eurodollar Loans (and, upon and after a consolidation of Tranche A Term Loan and Tranche B Term Loan as provided in Section 2.5, no more than ten (10) Eurodollar Loans) shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in specified in
Schedule 2.1(a), or at such other office as the Agent may designate in
---------------
writing, prior to 1:00 P.M. Central time on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c),
(d), (e) and (f) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

      3.3   Prepayments.
            -----------

            (a)    Voluntary Prepayments.  The Borrower shall have the right
                   ---------------------
      to prepay Loans in whole or in part from time to time, but otherwise without premium or penalty; provided, however, that each partial
                                  --------  -------
      prepayment of Loans shall be in a minimum principal amount of $25,000 and integral multiples of $25,000. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a
                          --------
      voluntary prepayment then such prepayment shall be applied first to Revolving Loans and then ratably to the Tranche A Term Loan and the Tranche B Term Loan (in each case ratably to the remaining Principal Amortization Payments thereof in the inverse order of maturity), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Any prepayments of the Tranche A Term Loan and the Tranche B Term Loan shall be allocated pro rata among the Tranche A Term Loans and the Tranche B Term Loans. All prepayments under this Section 3.3(a) shall be subject to Section 3.12.

            (b)    Mandatory Prepayments.
                   ---------------------

                   (i)    Revolving Committed Amount.  If at any time, the
                          --------------------------
            sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding shall exceed the lesser of
                  ----
            (A) the Revolving Committed Amount or (B) the Borrowing Base, the Borrower immediately shall prepay the Revolving Loans in an amount sufficient to eliminate such excess.

                   (ii)   Asset Dispositions.  Immediately upon the
                          ------------------
            occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Consolidated Parties during the related Application Period to the purchase, acquisition or construction of Eligible Assets as contemplated by the terms of Section 8.5 (such prepayment to be applied as set forth in clause (v) below).

                   (iii)  Debt Issuances.  Immediately upon receipt by any
                          --------------
            Consolidated Party of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (v) below).

                   (iv)   Issuances of Equity.  Immediately upon receipt by a
                          -------------------
            Consolidated Party of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders (such prepayment to be applied as set forth in clause (v) below).

                   (v)    Application of Mandatory Prepayments.  All amounts
                          ------------------------------------
            required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i), to Revolving Loans (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii),
            (iii) or (iv), pro rata to (1) the Tranche A Term Loan and the Tranche B Term Loan (ratably to the remaining Principal Amortization Payments thereof in the inverse order of maturity), and then (2) Revolving Loans. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this
            Section 3.3(b) shall, with respect only to Eurodollar Loans, be subject to Section 3.12. With respect to amounts prepaid pursuant to Section 3.3(b) (ii) (iii) and (iv), the proceeds of the prepayment may, in lieu of the immediate application above provided in this sub-Section, be placed in escrow with the respective Lender if immediate application would cause Borrower to incur payment obligations under Section 3.12. If such an escrow is created, the monies held in escrow shall be applied as provided above immediately upon the date when such application would not create any payment obligations of Borrower under
            Section 3.12. The creation of such an escrow shall be evidenced by a letter escrow agreement containing terms satisfactory to the respective Lender and Agent.

      3.4   Termination and Reduction of Revolving Committed Amount.
            -------------------------------------------------------

            (a)    Voluntary Reductions.  On or after the earlier of (i)
                   --------------------
      August 1, 1998 or (ii) the closing of the Acquisition of Acquired Company B, the Borrower may reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $500,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which
      --------  -------
      would cause the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding to exceed the lesser of (A) the
            ----
      Revolving Committed Amount or (B) the Borrowing Base, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

            (b)    Maturity Date.  The Revolving Commitments of the Lenders
                   -------------
      and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

            (c)    General.  The Borrower shall pay to the Agent for the
                   -------
      account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

      3.5   Fees.
            ----

            (a)    Unused Fee.  In consideration of the Revolving Commitments
                   ----------
      of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused
                                             ----------
      Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) equal to one-eighth of one percent (.125%). The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4(a) and the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation
                                                ----------------------
      Period"), beginning with the first of such dates to occur after the
      ------
      Closing Date.

            (b)    Letter of Credit Fees.
                   ---------------------

                   (i)    Standby Letter of Credit Issuance Fee.  In
                          -------------------------------------
            consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee")
                                               ----------------------------
            on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the greater of (a) one percent (1%) of the amount of the Letter of Credit or (b) the then Applicable Percentage of the amount of the Letter of Credit. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                   (ii)   Trade Letter of Credit Drawing Fee. In
                          ----------------------------------
            consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee")
                                               --------------------------
            equal to one-eighth of one percent (.125%) on such Lender's Revolving Commitment Percentage of the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

                   (iii)  Issuing Lender Fees.  In addition to the Standby
                          -------------------
            Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by the Borrower and the Issuing Lender from time to time and the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").
             -------------------

      3.6   Capital Adequacy.
            ----------------

      If any Lender has determined, after the date hereof, that the change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any law, rule or regulation regarding capital adequacy which are applicable to all insured depository institutions, or compliance by such Lender with any request or directive regarding capital adequacy resulting from such change, has the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, accompanied by independent verification of such change, the Borrower shall be obligated to pay to such Lender, within 20 days of demand, such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

      3.7   Limitation on Eurodollar Loans.
            ------------------------------

      If on or prior to the first day of any Interest Period for any Eurodollar Loan:

            (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

            (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

      3.8   Illegality.
            ----------

      Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

      3.9   Requirements of Law - Eurodollar Loans.
            --------------------------------------

            (a) If, after the date hereof, the change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                   (i) shall subject such Lender to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office;

                   (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, including the Commitment of such Lender hereunder; or

                   (iii) shall impose on such Lender or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender within twenty (20) days after demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this
Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
      Section 3.9 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this
      Section 3.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      3.10  Treatment of Affected Loans.
            ---------------------------

      If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section
3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

      3.11  Taxes.
            -----

            (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding,
                                                                 ---------
      in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").
                      -----------

            (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

            (d) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

            (e) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

            (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

      3.12  Compensation Concerning Eurodollar Loans.
            ----------------------------------------

      Upon the request of any Lender making or holding a Eurodollar Loan, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

            (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
      Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over
(b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section
3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

      3.13  Pro Rata Treatment.
            ------------------

      Except to the extent otherwise provided herein:

            (a)    Loans.  Each Loan, each payment or (subject to the terms
                   -----
      of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

            Advances.  No Lender shall be responsible for the failure or
            --------
      delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any
                                --------  -------
      Lender to fulfill its obligations hereunder shall not relieve any other
      Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount and such amount shall be a Loan under this Agreement. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. The Agent shall also be entitled to recover from the Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to the Base Rate.

      3.14  Sharing of Payments.
            -------------------

      The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Base Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

      3.15  Payments, Computations, Etc.
            ---------------------------

            (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Schedule 2.1(a) not
                                                      ---------------
      later than 2:00 P.M. Central time on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 1:00 P.M. Central time on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

            (b)    Allocation of Payments After Event of Default.
                   ---------------------------------------------
      Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

            SECOND, to payment of any fees owed to the Agent;

            THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

            FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

            FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

            SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

            SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

      In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

      3.16  Evidence of Debt.
            ----------------

            (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

            (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

            (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of
                                     --------  -------
      any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                   SECTION 4
                                   Not Used
                                   --------


                                   SECTION 5
                                  CONDITIONS
                                  ----------

      5.1   Closing Conditions.
            ------------------

      The obligation of the Lenders to enter into this Credit Agreement and to make the initial Revolving Credit Loans and the Tranche A Term Loan, or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

            (1)    Executed Credit Documents.  Receipt by the Agent of duly
                   -------------------------
      executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

            (2)    Corporate Documents.  Receipt by the Agent of the
                   -------------------
      following:

                   (A)    Charter Documents.  Copies of the articles or
                          -----------------
            certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                   (B)    Bylaws.  A copy of the bylaws of each Credit Party
                          ------
            certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                   (C)    Resolutions.  Copies of resolutions of the Board of
                          -----------
            Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                   (D)    Good Standing.  Copies of (A) certificates of good
                          -------------
            standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                   (E)    Incumbency.  An incumbency certificate of each
                          ----------
            Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                   (F)    Financial Statements.  Receipt by the Agent and the
                          --------------------
            Lenders of (i) the consolidated and consolidating financial statements of the Borrower including balance sheets and income and cash flow statements for the fiscal quarter ended January 31, 1998, (ii) satisfactory pro forma consolidated balance sheet of the Borrower as of the Closing Date giving effect to the acquisition of the Acquired Company-A and the transactions contemplated by the Purchase Agreement and reflecting estimated purchase price accounting adjustments, prepared by Borrower,
            (iii) satisfactory projections for each twelve month period through the periods ending October 31, 1998 and the twelve month period ending October 31, 1999 and (iv) such other information relating to the Borrower and its Subsidiaries or the Acquired Company as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

            (3)    Opinions of Counsel.   The Agent shall have received, in
                   -------------------
      each case dated as of the Closing Date:

                   (i) a legal opinion of Beardon, Mattern, Breckenridge, Washburn, Gidlow & Kazanas, L.L.C., general counsel for the Credit Parties, substantially in the form of Schedule 5.1(3).
                                                         ---------------

            (4)    Environmental Reports.  Receipt by the Agent in form and
                   ---------------------
      substance satisfactory to it of environmental assessment reports and related documents of a recent date with respect to all Real Properties and all other material real property owned or leased by a Consolidated Party.

            (5)    Personal Property Collateral.  The Agent shall have
                   ----------------------------
      received:

                   (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                   (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                   (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                   (iv) all stock certificates evidencing the Capital Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                   (v) such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                   (vi) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral;

                   (vii) one or more assignments assigning to Agent all of Borrower's rights and interests in all money due or to become due under Government Contracts; and

                   (viii) duly executed consents as are necessary, in the
            Agent's sole discretion, to perfect the Lenders' security interest in the Collateral.

            (6)    Real Property Collateral.  The Agent shall have received,
                   ------------------------
      in form and substance reasonably satisfactory to the Agent:

                   (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt, or amendments to same (each, as the same may be amended, modified, restated or supplemented from time to time, an "Mortgage Instrument" and collectively the
                              -------------------
            "Mortgage Instruments") encumbering the fee interest and/or
             --------------------
            leasehold interest of any Credit Party in each real property asset designated in Schedule 5.1(6) (each an "Mortgaged Property"
                                ---------------           ------------------
            and collectively the "Mortgaged Properties");
                                  --------------------

                   (ii) a title report obtained by the Credit Parties in respect of each of the Mortgaged Properties;

                   (iii) in the case of each real property leasehold interest of any Credit Party constituting Mortgaged Property, (a) such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Agent, which estoppel letters shall be in the form and substance reasonably satisfactory to the Agent and (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

                   (iv) the Agent shall have received, and the title insurance company issuing the policy referred to in Section 5.1(6)(v) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the real property covered by the Mortgage Instruments certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to each of the agent and the Title Insurance Company, dated a date reasonably satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be made in accordance with standards that enable the Title Insurance Company to issue the policies referred to below without exception for "Survey matters", except for matters as are reasonably acceptable to the Agent;

                  (v)    ALTA mortgagee title insurance policies (the "Mortgage
                                                                       --------
            Policies"), in amounts not less than the respective amounts
            --------
            designated in Schedule 5.1(6) with respect to any particular
                          ---------------
            Mortgaged Property, assuring the Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall be in form and substance reasonably satisfactory to the Agent and shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent;

                   (vi) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (a) any Mortgaged Property (an "Flood Hazard Property") is in an area
                                        ---------------------
            designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (b) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program;

                   (vii) If there are any Flood Hazard Properties, a Credit Party's written acknowledgment of receipt of written notification from the Agent (a) as to the existence of each such Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program;

                   (viii) Maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites;
            (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map; and

                   (ix) Evidence satisfactory to the Agent that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Real Properties, the permitted uses of each such Real Properties under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

            (7)    Priority of Liens.  The Agent shall have received
                   -----------------
      satisfactory evidence that (i) the Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

            (8)    Availability.  After giving effect to the initial Loans
                   ------------
      made and Letters of Credit issued hereunder on the Closing Date, there shall be at least $7,500,000 of availability existing under the Revolving Committed Amount, and after giving effect to the Acquisition of Acquired Company B, at least $4,000,000.

            (9)    Opening Borrowing Base Report.  Receipt by the Agent of a
                   -----------------------------
      Borrowing Base Certificate as of the Closing Date, after giving effect to the purchase of the Acquired Company-A, substantially in the form of
      Exhibit 7.1(d) and certified by the chief financial officer of the
      --------------
      Borrower to be true and correct as of the Closing Date.

            (10)   Evidence of Insurance.  Receipt by the Agent of copies of
                   ---------------------
      insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and property/casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as sole loss payee on behalf of the Lenders.

            (11)   Corporate Structure.  The corporate capital and ownership
                   -------------------
      structure of the Consolidated Parties (after giving effect to the purchase of the Acquired Company-A) shall be as described in Schedule
                                                                   --------
      5.1(l1).
      -------

            (12)   Government Consent.  Receipt by the Agent of evidence that
                   ------------------
      all governmental, shareholder and material third party consents (including Hart Scott Rodino clearance) and approvals necessary or desirable in connection with the acquisition of the Acquired Company-A and the related financings and other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the acquisition of the Acquired Company-A or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

            (13)   Material Adverse Effect. No material adverse change shall
                   -----------------------
      have occurred since October 31, 1997 in the condition (financial or otherwise), business, management or prospects of any Consolidated Party (excluding ECC and AEH), except for the acquisition of Acquired Company A.

            (14)   Litigation.  There shall not exist (i) any order, decree,
                   ----------
      judgment, ruling or injunction which restrains the consummation of the acquisition of the Acquired Company-A in the manner contemplated by the Purchase Agreement or (ii) any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that could have a Material Adverse Effect.

            (15)   Other Indebtedness.  Receipt by the Agent of evidence
                   ------------------
      that, after the acquisition of the Acquired Company-A, the Consolidated Parties shall have no Funded Indebtedness other than the Indebtedness under the Credit Documents.

            (16)   Solvency Opinion.  Receipt by the Agent of an opinion of
                   ----------------
      the Chief Financial Officer of Borrower as to the financial condition, solvency and related matters of the Consolidated Parties, in each case after giving effect to the acquisition of the Acquired Company-A and the initial borrowings under the Credit Documents.

            (17)   Change in Market.  The absence of any material disruption
                   ----------------
      of, or a material adverse change in, financial, banking or capital market conditions.

            (18)   Officer's Certificates.  The Agent shall have received a
                   ----------------------
      certificate or certificates executed by the Chief Financial Officer of the Borrower as of the Closing Date stating that (A) each Consolidating Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidating Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, (D) the transactions contemplated by the Purchase Agreement have been consummated in accordance with the terms thereof and (E) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

            (19)   Fees and Expenses.  Payment by the Credit Parties of all
                   -----------------
      fees and expenses owed by them to the Lenders and the Agent.

            (20)   Schedules.  A Schedule of Inventory and a Schedule of
                   ---------
      Receivables as of a date not more than sixty (60) days prior to the Closing Date.

            (21)   Other.  Receipt by the Lenders of such other documents,
                   -----
      instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

      5.2   Conditions to all Extensions of Credit.
            --------------------------------------

      The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

            (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, any portion of the Tranche A Term Loan or any portion of the Tranche B Term Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

            (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

            (c) There shall not have been commenced against any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

            (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

            (e) No material adverse change shall have occurred since the date of the submission of the most recent financial statements to Agent pursuant to Section 6 in the condition (financial or otherwise), business, management or prospects of any Consolidated Party.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), and (e) above.

      5.3   Conditions to Extension of Tranche B Term Loan.
            ----------------------------------------------

      The obligations of each Lender to make the Tranche B Term Loan shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

            (a) The occurrence of the conditions precedent enumerated in, and the receipt by the Agent of the documents listed in Section 5.1, updated and/or amended, as the case may be, to reflect the joinder of the Acquired Company-B as a Consolidated Party and Borrower and the addition of its assets as Collateral (including, without limitation, the receipt and approval of the executed Purchase Agreement for the Acquisition of Acquired Company-B, and a Schedule 5.1(11)-B reflecting
                                               ------------------
      the Acquisition of Acquired Company-B); and

            (b) The occurrence and satisfaction of each of the conditions enumerated in Section 5.2.

                                   SECTION 6
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

      The Credit Parties hereby represent to the Agent and each Lender that:

      6.1   Financial Condition.
            -------------------

            (a) The audited consolidated and consolidating balance sheet of Consolidated Parties as of October 31, 1997 and the audited consolidated and consolidating statements of earnings and statements of cash flows for the years ended October 31, 1997 and October 31, 1996 and for the 3-month period ended January 31, 1998 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto), except for the 3-month financial statements (i) have been audited by Price Waterhouse, (ii) have been prepared in accordance with GAAP consistently, applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal month and quarterly period ended after October 31, 1997 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from October 31, 1997 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and except for the Acquisition of Acquired Company A no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

            (b) The pro forma consolidated balance sheet of the Consolidated Parties as of the Closing Date giving effect to the Acquisition of Acquired Company-A in accordance with the terms of the Purchase Agreement and reflecting estimated purchase price accounting adjustments, has heretofore been furnished to each Lender. Such pro forma balance sheet is based upon reasonable assumptions made known to the Lenders and upon information not know to be incorrect or misleading in any material respect.

            (c) The financial statements delivered to the Lenders pursuant to Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

      6.2   No Material Change.
            ------------------

      No material adverse change has occurred since October 31, 1997 in the condition (financial or otherwise), business management or prospects of any Consolidated Party (excluding ECC and AEH), except for the acquisition of Acquired Company-A.

      6.3   Organization and Good Standing.
            ------------------------------

      Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) to the knowledge of Credit Parties, is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could have a Material Adverse Effect.

      6.4   Power; Authorization; Enforceable Obligations.
            ---------------------------------------------

      Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is, to the knowledge of Credit Parties, required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in
Schedule 6.4, all of which have been obtained or made or have the status
------------
described in such Schedule 6.4 and (ii) filings to perfect the Liens created
                  ------------
by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      6.5   No Conflicts.
            ------------

      Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will
(a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) to the knowledge of Credit Parties, violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

      6.6   No Default.
            ----------

      No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

      6.7   Ownership.
            ---------

      Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

      6.8   Indebtedness.
            ------------

      Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

      6.9   Litigation.
            ----------

      Except as disclosed in Schedule 6.9, there are no actions, suits or
                             ------------
legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which might have a Material Adverse Effect.

      6.10  Taxes.
            -----

      Each Consolidated Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

      6.11  Compliance with Law.
            -------------------

      Each Consolidated Party is, to the knowledge of the Credit Parties, in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental
Laws) applicable to it, or to its properties, unless such failure to comply could not have a Material Adverse Effect. No Requirement of Law could cause a Material Adverse Effect.

      6.12  ERISA.
            -----

      Except as disclosed and described in Schedule 6.12 attached hereto:
                                           -------------

            (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Single Employer Plan and, to the best knowledge of the Credit Parties, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

            (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
      Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

            (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

            (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

      6.13  Subsidiaries.
            ------------

      Set forth on Schedule 6.13 is a complete and accurate list of all
                   -------------
Subsidiaries of each Consolidated Party.  Information on Schedule 6.13
                                                         -------------
includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13, no Consolidated Party has outstanding any
                -------------
securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule 6.13 may be updated
                                              -------------
from time to time by the Borrower by giving written notice thereof to the Agent.

      6.14  Governmental Regulations, Etc.
            -----------------------------

            (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

            (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (c) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

            (d) To the knowledge of the Credit Parties, each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

            (e) To the knowledge of the Credit Parties, no Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could have a Material Adverse Effect.

            (f) To the knowledge of the Credit Parties, each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

      6.15  Purpose of Loans and Letters of Credit.
            --------------------------------------

      The proceeds of the Loans hereunder shall be used solely by the Borrower (a) in the case of the Revolving Credit Loans, for the ongoing operations of the Credit Parties, including without limitation working capital purposes and (b) in the case of the Term Loans, to fund the Acquisitions of the respective Acquired Companies. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

      6.16  Environmental Matters.
            ---------------------

      Except as disclosed and described in Schedule 6.16 attached hereto:
                                           -------------

            (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "Properties") and all
                                                 ----------
      operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions
                                 ----------
      relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

            (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

            (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Properties or the Businesses.

            (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

      6.17  Intellectual Property.
            ---------------------

      Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business
 ---------------------
as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect. Set forth on Schedule
                                                                     --------
6.17 is a list of all Intellectual Property owned by each Consolidated Party
----
or that any Consolidated Party has the right to use.  Except as provided on
Schedule 6.17, no claim has been asserted and is pending by any Person
-------------
challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not have a Material Adverse Effect. Schedule 6.17 may
                                                          -------------
be updated from time to time by the Borrower by giving written notice thereof to the Agent.

      6.18  Solvency.
            --------

      Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement (including without limitation the acquisition of an Acquired Company by Borrower), will be Solvent.

      6.19  Investments.
            -----------

      All Investments of each Consolidated Party are Permitted Investments.

      6.20  Location of Collateral.
            ----------------------

      Set forth on Schedule 6.20(a) is a list of all Mortgaged Properties
                   ----------------
with street address, county and state where located.  Set forth on Schedule
                                                                   --------
6.20(b) is a list of all locations where the Inventory of a Consolidated
-------
Party is located, including county and state where located.  Set forth on
Schedule 6.20(c) is the chief executive office and principal place of
----------------
business of each Consolidated Party.  Schedule 6.20(a), 6.20(b) and 6.20(c)
                                      ----------------  -------     -------
may be updated from time to time by the Borrower giving written notice thereof to the Agent.

      6.21  Disclosure.
            ----------

      Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

      6.22  No Burdensome Restrictions.
            --------------------------

      No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

      6.23  Brokers' Fees.
            -------------

      No Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents, the payment of which could have a Material Adverse Effect.

      6.24  Labor Matters.
            -------------

      Except for EASI, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date. None of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

      6.25  Representations and Warranties from Purchase Agreement.
            ------------------------------------------------------

      As of the Closing Date, each of the representations and warranties made in the Purchase Agreement by each of the parties thereto is true and correct in all material respects.

                                   SECTION 7
                             AFFIRMATIVE COVENANTS
                             ---------------------

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

      7.1   Information Covenants.
            ---------------------

      Borrower will furnish, or cause to be furnished, to the Agent:

            (a)    Annual Financial Statements.  As soon as available, and in
                   ---------------------------
      any event within 120 days after the close of each fiscal year of the Consolidated Parties, a consolidated and consolidating balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

            (b)    Quarterly Financial Statements.  As soon as available, and
                   ------------------------------
      in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 120 days after the end thereof) a consolidated and consolidating balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

            (c)    Officer's Certificate.  At the time of delivery of the
                   ---------------------
      financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating
                                   --------------
      compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

            (d)    Borrowing Base Certificates.  Within 25 days after the end
                   ---------------------------
      of each fiscal quarter of the Consolidated Parties, a Borrowing Base Certificate as of the end of the immediately preceding fiscal quarter, substantially in the form of Exhibit 7.1(d) and certified by the chief
                                   --------------
      financial officer of the Borrower to be true and correct as of the date thereof. If after giving effect to the Loans made and Letters of Credit issued hereunder as of the end of a fiscal quarter of the Consolidated Parties the availability existing under the Revolving Committed Amount as shown on the Borrowing Base Certificate for the end of that quarter is less than $3,000,000, such Borrowing Base Certificate shall be so certified and submitted within 25 days after the end of each month thereafter until the said availability as of the end of the fiscal quarter is $3,000,000 or more. Further, in the event of a material change in the size or scope of the Eligible Inventory or Eligible Receivables of the Consolidated Parties, or in the event of a circumstance having a material effect upon the collateral or the operations of Borrower, the Agent may in its discretion require the submission of a Borrowing Base Certificate at intervals more frequent than quarterly or monthly, as the case may be.

            (e)    Not used.

            (f)    Auditor's Reports.  Within ten (10) days after receipt
                   -----------------
      thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

            (g)    Reports. Within ten (10) days after transmission or
                   -------
      receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

            (h)    Notices.  Within ten (10) days after obtaining knowledge
                   -------
      thereof, the Borrower will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect, (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan, or (D) the receipt of any notice or claim of breach of performance by Borrower under any contract for the provision of goods or services with the United States government or any agency or department thereof.

            (i)    ERISA.  Within ten (10) days after obtaining knowledge
                   -----
      thereof, the Borrower will give written notice to the Agent of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event;
      (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

            (j)    Environmental.
                   -------------

                   (i) Upon the reasonable written request of the Agent (but in any event not more frequently than every 2 years), the Credit Parties will furnish or cause to be furnished to the Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Mortgaged Property and as to the compliance by any Consolidated Party with Environmental Laws at such Mortgaged Property. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Consolidated Parties hereby grant to the Agent and their representatives access to the Mortgaged Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

                   (ii) The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Mortgaged Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Mortgaged

            Properties to the extent any failure could have a Material Adverse Effect. The Consolidated Parties agree to undertake and pursue to conclusion on or before April 1, 1999, the recommended actions contained in the environmental analysis and survey dated January 30, 1998 prepared by Geotechnology, Inc.

            (k)    Other Information.  With reasonable promptness upon any
                   -----------------
      such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request.

      7.2   Preservation of Existence and Franchises.
            ----------------------------------------

      Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

      7.3   Books and Records.
            -----------------

      Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

      7.4   Compliance with Law.
            -------------------

      Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

      7.5   Payment of Taxes and Other Indebtedness.
            ---------------------------------------

      Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could have a Material Adverse Effect.

      7.6   Insurance.
            ---------

            (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies.

            (b) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need
                            --------  -------
      not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party; and (ii) would not materially impair the rights and benefits of the Agent or the Lenders under the Collateral Documents, any other Credit Document or any Hedging Agreement. In the event a Credit Party shall receive any proceeds of such insurance in a net amount in excess of $250,000, such Credit Party will immediately pay over such excess proceeds to the Agent, for payment on the Credit Party Obligations as provided in Section 3.3(b)(v); provided, however,
                                                          --------  -------
      that the Agent agrees to release the insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if, but only if, (A) no Default or Event of Default shall have occurred and be continuing at the time of release, (B) written application for such release is received by the Agent from such Credit Party within 30 days of receipt of such proceeds and (C) the Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be fully replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds

      7.7   Maintenance of Property.
            -----------------------

      Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

      7.8   Performance of Obligations.
            --------------------------

      Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

      7.9   Use of Proceeds.
            ---------------

      The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

      7.10  Audits/Inspections.
            ------------------

      Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The Credit Parties agree that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower up to but not in excess of $5000 per audit.

      7.11  Financial Covenants.
            -------------------

            (i)    Fixed Charge Coverage Ratio.  The Fixed Charge Coverage
                   ---------------------------
      Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to:

                   * 1.10:1.00 for the period ending October 31, 1998.

                   * 1.05:1.00 for the period November 1, 1998 through
            October 31, 1999.

                   * 1.10:1.00 for the period after October 31, 1999.

            (ii)   Leverage Ratio.  The Leverage Ratio, as of the last day of
                   --------------
      each fiscal quarter of the Consolidated Parties, shall be less than or equal to:

                   * 3.50:1.00 for the period ending October 31, 1999.

                   * 3.00:1.00 for the period November 1, 1999 through
            October 31, 2000.

                   * 2.50:1.00 for the period after October 31, 2000.

            (iii)  Consolidated Net Worth. At the end of each fiscal year of
                   ----------------------
      the Consolidated Parties the Consolidated Net Worth of the Borrower shall be greater than or equal to the sum of $23,700,000, increased on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties, commencing with the fiscal quarter ending July 31, 1998, by an amount equal to fifty percent (50%) of the Consolidated Net Income (to the extent positive) for the fiscal quarter then ended.

            (iv)   Consolidated Current Ratio.  The Consolidated Current
                   --------------------------
      Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 1.25:1.00.

            (v)    Consolidated Cash Flow.  Consolidated Cash Flow shall be
                   ----------------------
      greater than or equal to (A) $11,000,000 for the fiscal year of the Consolidated Parties ending October 31, 1998, and (B) $15,000,000 as of the end of each fiscal year of the Consolidated Parties thereafter.

            (vi) For the purposes of calculating compliance with the covenants in this Section 7.11, the income and expense and related financial performance results of a Consolidated Party that has not been a Consolidated Party for the entire period of time for which the calculation is being made shall be includable in the calculations for determining compliance only for the period of time in which a Consolidated Party has been a Consolidated Party.

      7.12  Additional Credit Parties.
            -------------------------

      As soon as practicable and in any event within 30 days after any Person becomes a Subsidiary of any Credit Party, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as
Exhibit 7.12, (b) cause 100% of the Capital Stock of such Person to be
------------
delivered to the Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent and (c) cause such Person to (i) if such Person owns or leases any real property located in the United States of America or deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, deliver to the Agent with respect to such real property documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(6) all in form, content and scope reasonably satisfactory to the Agent and (ii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1, all in form, content and scope reasonably satisfactory to the Agent.

      7.13  Pledged Assets.
            --------------

      Each Credit Party will, and will cause each of its Subsidiaries to, cause (i) all of its owned real and personal property located in the United States, (ii) to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, all of its other owned real and personal property and (iii) all of its leased real property located in the United States to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Agent shall reasonably request. With respect to any real property (whether leased or owned) located in the United States of America acquired by any direct or indirect Subsidiary of the Borrower subsequent to the Closing Date, such Person will cause to be delivered to the Agent with respect to such real property documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(-) in form acceptable to the Agent.

      If, subsequent to the Closing Date, a Credit Party shall (a) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Agent as Collateral hereunder or under any of the Collateral Documents or (b) acquire or lease any real property, the Borrower shall promptly (and in any event within three
(3) Business Days) after any Executive Officer of a Credit Party acquires knowledge of same notify the Agent of same. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action (including but not limited to the actions set forth in Sections 5.1) at its own expense as requested by the Agent to ensure that the Agent has a first priority perfected Lien to secure the Credit Party Obligations in (i) all owned real property and personal property of the Credit Parties located in the United States, (ii) to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, all other owned real and personal property of the Credit Parties and (iii) all leased real property located in the United States, subject in each case only to Permitted Liens. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Agreements.

      7.14  Government Contracts.
            --------------------

            Each Credit Party shall (i) deliver to Agent a photocopy of each Government Contract and Government Subcontract which has a contract value in excess of $250,000, and any amendments thereto, to which a Credit Party is a party and (ii) notify Agent of (A) the name and address of any surety with respect to any such Government Contract or Subcontract to which a Credit Party is a party and (B) the cancellation or early termination of any of such Contracts or Subcontracts.

                                   SECTION 8
                              NEGATIVE COVENANTS
                              ------------------

      Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

      8.1   Indebtedness.
            ------------

      The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

            (b)    Indebtedness set forth in Schedule 8.1 (and renewals,
                                             ------------
      refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

            (c) purchase money Indebtedness (including Capital Leases) hereafter incurred by the Borrower to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all
             --------
      such Persons taken together shall not exceed an aggregate principal amount of $50,000 at any one time outstanding (including any such Indebtedness referred to in subsection
      (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (d) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes; and

            (e) intercompany Indebtedness arising out of loans and advances permitted under Section 8.9.

      8.2   Liens.
            -----

      The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

      8.3   Nature of Business.
            ------------------

      The Credit Parties will not permit any Consolidated Party to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date.

      8.4   Consolidation, Merger, Dissolution, etc.
            ---------------------------------------

      Except in connection with an Asset Disposition permitted by the terms of Section 8.5, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), provided that,
                                                               --------
notwithstanding the foregoing provisions of this Section 8.4, (a) a Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the
                                                      --------
Borrower shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction and (iii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a pro forma basis to such transaction, no Default or Event of Default would exist, and (b) any wholly-owned Subsidiary of a Borrower may dissolve, liquidate or wind up its affairs.

      8.5   Asset Dispositions.
            ------------------

      The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than Excluded Asset Dispositions unless (a) the consideration paid in connection therewith is cash or Cash Equivalents, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Section 8.13, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a pro forma basis to such transaction, no Default or Event of Default would exist hereunder, and (e) no later than 30 days prior to such Asset Disposition, the Agent and the Lenders shall have received a certificate of an officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Borrower shall, within the period of 3 days following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), apply (or cause to be
                                 ------------------
applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) the purchase, acquisition or, in the case of improvements to real property, construction of Eligible Assets or (ii) to the prepayment of the Loans in accordance with the terms of Section 3.3(b)(ii).

      Upon a sale of assets of a Consolidated Party permitted by this Section 8.5, the Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Subsidiary from all of its obligations, if any, under the Credit Documents.

      8.6   Investments.
            -----------

      The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

      8.7   Not Used.
            --------

      8.8   Prepayments of Indebtedness, etc.
            --------------------------------

      The Credit Parties will not permit any Consolidated Party, to the extent it would result in a Material Adverse Effect, to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

      8.9   Transactions with Affiliates.
            ----------------------------

      The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) transactions permitted by Section 8.1, Section 8.4, Section 8.5, or Section 8.6, (d) normal compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

      8.10  Fiscal Year; Organizational Documents.
            -------------------------------------

      The Credit Parties will not permit any Consolidated Party to change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders. The Required Lenders acknowledge and consent to the amendment to the articles of incorporation of some or all of the Credit Parties at or near the date of this Agreement which provide for an increase in the number of members of board of directors.

      8.11  Not Used.
            --------

      8.12  Ownership of Subsidiaries.
            -------------------------

      Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than a Borrower or any Wholly-Owned Subsidiary of a Borrower) to own any Capital Stock of any Subsidiary of a Borrower, (ii) permit any Subsidiary of a Borrower to issue Capital Stock (except to its parent or to a Wholly-Owned Subsidiary of a Borrower), (iii) permit, create, incur, assume or suffer to exist any Lien thereon, in each case (A) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5 or (B) except for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of a Borrower to issue any shares of preferred Capital Stock.

      8.13  Sale Leasebacks.
            ---------------

      The Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such

Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

      8.14  Capital Expenditures.
            --------------------

      The Credit Party will not permit Consolidated Capital Expenditures during any period of four (4) consecutive fiscal quarters to exceed $2,000,000.

      8.15  No Further Negative Pledges.
            ---------------------------

      Except pursuant to this Credit Agreement and the other Credit Documents the Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

      8.16  Operating Lease Obligations.
            ---------------------------

      The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $500,000 in any fiscal year.

                                   SECTION 9
                               EVENTS OF DEFAULT
                               -----------------

      9.1   Events of Default.
            -----------------

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):
                                     ----------------

            (a)    Payment.  Any Credit Party shall default, and such default
                   -------
      shall continue for three (3) or more Business Days, in the payment when due of any principal of or interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

            (b)    Representations.  Any representation, warranty or
                   ---------------
      statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

            (c)    Covenants.  Any Credit Party shall
                   ---------

                   (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12, 7.13 or 8.1 through 8.16, inclusive and such default shall remain unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by Agent; or

                   (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

            (d)    Other Credit Documents.  (i) Any Credit Party shall
                   ----------------------
      default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

            (e)    Bankruptcy, etc.  Any Bankruptcy Event shall occur with
                   ---------------
      respect to any Consolidated Party; or

            (f)    Defaults under Other Agreements.
                   -------------------------------

                   (i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) or any material obligation or condition of any contract or lease material to the Consolidated Parties and such default, if unremedied, would have a Material Adverse Effect; or

                   (ii) With respect to any Indebtedness (including without limitation the ESOP Loan) (other than Indebtedness outstanding under this Credit Agreement) in excess of $500,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

            (g)    Judgments.  One or more judgments or decrees of a court of
                   ---------
      competent jurisdiction shall be entered against one or more of the Consolidated Parties involving a liability of $500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

            (h)    ERISA.  Any of the following events or conditions, if such
                   -----
      event or condition could have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

            (i)    Ownership.  There shall occur a Change of Control.
                   ---------

      9.2   Acceleration; Remedies.
            ----------------------

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

            (a)    Termination of Commitments.  Declare the Commitments
                   --------------------------
      terminated whereupon the Commitments shall be immediately terminated.

            (b)    Acceleration.  Declare the unpaid principal of and any
                   ------------
      accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            (c)    Cash Collateral.  Direct the Borrower to pay (and the
                   ---------------
      Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

            (d)    Enforcement of Rights.  Enforce any and all rights and
                   ---------------------
      interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, and all rights of set-off.

      Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.


                                  SECTION 10
                               AGENCY PROVISIONS
                               -----------------

      10.1  Appointment, Powers and Immunities.
            ----------------------------------

      Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of
Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      10.2  Reliance by Agent.
            -----------------

      The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be
                               --------  -------
required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

      10.3  Defaults.
            --------

      The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have
                         -------- ----
received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

      10.4  Rights as a Lender.
            ------------------

      With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

      10.5  Indemnification.
            ---------------

      The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys'
fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; provided that no Lender shall be liable for any of the
                 --------
foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under
Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

      10.6  Non-Reliance on Agent and Other Lenders.
            ---------------------------------------

      Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

      10.7  Successor Agent.
            ---------------

      The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                  SECTION 11
                                 MISCELLANEOUS
                                 -------------

      11.1  Notices.
            -------

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of Borrower and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a),
                                                           ---------------
or at such other address as such party may specify by written notice to the other parties hereto:

      if to Borrower:

            Engineered Support Systems, Inc.
            1270 N. Price
            St. Louis, MO  63132
            Attn:  Chief Financial Officer
            Telephone:  (314) 993-5885  Ext. 344
            Telecopy:   (314) 993-4615

      if to the Agent:

            NationsBank, N. A.
            800 Market Street
            P.O. Box 236

            Mail Code M01-800-12-01
            St. Louis, Missouri 63166
            For delivery to: 12th Floor, 800 Market Street, St. Louis, MO 63101
            Attn:  Keith Schmelder
            Telephone:  (314) 466-6112
            Telecopy:   (314) 466-6499

      11.2  Right of Set-Off; Adjustments.
            -----------------------------

      Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not
        --------  -------
affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

      11.3  Benefit of Agreement.
            --------------------

            (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties
                                     --------
      may assign or transfer any of its interests and obligations without prior written consent of the Lenders; provided further that the rights
                                            -------- -------
      of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

            (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that
                                             --------  -------

                   (i)    each such assignment shall be to an Eligible
            Assignee;

                   (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

                   (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

                   (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit 11.3(b) hereto, together with
                                      ---------------
            any Note subject to such assignment.

      Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee.

            (c)    The Agent shall maintain at its address referred to in
      Section 11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and
       --------
      binding for all purposes, absent manifest error, and Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

            (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this
      --------  -------
      Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Section 3, and the right of set-off contained in Section 11.2, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

            (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            (g) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.

      11.4  No Waiver; Remedies Cumulative.
            ------------------------------

      No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      11.5  Expenses; Indemnification.
            -------------------------

            (a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The fees (excluding expenses) of counsel to the Agent for the preparation, documentation and closing of the

      Revolving Credit Loan and Tranche A Term Loan will not exceed $42,000. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

            (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages,
       -----------------
      losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section
      11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

            (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

      11.6  Amendments, Waivers and Consents.
            --------------------------------

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:
                  --------  -------

            (1) without the consent of each Lender affected thereby, the Required Lenders may not,

                   (A) extend the final maturity of any Loan or the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,

                   (B) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                   (C) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                   (D) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                   (E) except as the result of or in connection with an Asset Disposition permitted by Section 8.5, release all or substantially all of the Collateral,


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                   (F)    except as the result of or in connection with a
            dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                   (G)    amend, modify or waive any provision of this
            Section 11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12,
            3.13, 3.14, 9.1(a), 11.2, 11.3, 11.5 or 11.9,

                   (H) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

                   (I) consent to the assignment or transfer by the Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

            (2) without the consent of the Required Lenders, there may not be an extension of time for or the amount or the manner of application of proceeds of any mandatory prepayment required by Section 3.3(b)(ii),
      (iii), (iv) or (v) hereof;

            (3) without the consent of the Agent, no provision of Section 10 may be amended;

            (4)    without the consent of the Issuing Lender, no provision of
      Section 2.2 may be amended.

      Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and
      (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

      11.7  Counterparts.
            ------------

      This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

      11.8  Headings.
            --------

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

      11.9  Survival.
            --------

      All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

      11.10 Governing Law; Submission to Jurisdiction; Venue; Arbitration.
            -------------------------------------------------------------

            (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS

      OF THE STATE OF MISSOURI. TO THE EXTENT NOT GOVERNED BY THE ARBITRATION PROVISIONS AT SECTION 11.10(d) BELOW, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MISSOURI IN ST. LOUIS CITY OR COUNTY, OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF MISSOURI, AND, BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE CREDIT PARTIES FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SET OUT FOR NOTICES PURSUANT TO SECTION 11.1, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR TO OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

            (b) EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN SUBSECTION (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (d)    Arbitration.  Any controversy or claim between or among
                   -----------
      the parties hereto including but not limited to those arising out of or relating to this Agreement, the Notes, and any other Loan Document and related instruments, agreements or documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the federal arbitration act (or if not applicable, the applicable state law), the rules of practice and procedure for the arbitration of commercial disputes of J.A.M.S./endispute or any successor thereof ("J.A.M.S."), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this instrument, agreement or document may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

                   Special Rules.  The arbitration shall be conducted in the
                   -------------
      county of any Borrower's domicile at the time of the execution of this instrument, agreement or document and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

                   Reservation of Rights.  Nothing in this arbitration shall
                   ---------------------
      be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this


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

      instrument, agreement or document; or (ii) be a waiver by the Agent or Lenders of the protection afforded by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Agent or Lenders (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against real estate of personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a Receiver. Agent and Lenders may exercise such self help rights, foreclosure upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

      11.11 Severability.
            ------------

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      11.12 Entirety.
            --------

      This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      11.13 Binding Effect; Termination.
            ---------------------------

            (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by Borrower and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns.

            (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

      11.14 Confidentiality.
            ---------------

      The Agent and each Lender (each, a "Lending Party") agrees to keep
                                          -------------
confidential any information furnished or made available to it by the Borrower pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing
--------
such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, and (i) subject to provisions substantially similar to those contained in this Section 11.14, to any actual or proposed participant or assignee.


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

      11.15 Conflict.
            --------

      To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

      11.16 Oral Agreements.
            ---------------

      Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (Borrower) and us (Creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

      11.17 Collateral Insurance.
            --------------------

      Unless you (Borrower) provide evidence of the insurance coverage required by your agreement with us, we (Agent) may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.

      11.18 ESOP Loan; Subordination; Restatement of Loan.
            ---------------------------------------------

      ESOP Borrower and NationsBank ratify and confirm the ESOP Loan and acknowledge that the terms and provisions thereof and the collateral therefor are as reflected in the Loan Agreement. NationsBank agrees and confirms that the Liens held by NationsBank to secure the ESOP Loan Obligations, except for the stock of EASI pledged by the ESOP Trust, shall be and are hereby made junior and secondary to the Liens in favor of the Agent as evidenced by this Agreement and the Collateral Documents. NationsBank agrees to execute any document or instrument further evidencing or confirming this subordination. All of the terms, conditions and provisions of the Loan Agreement pertaining to the Revolving Loans and the Term Loans are restated in their entirety by this Credit Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amended and Restated Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
--------

ASSOCIATED PRODUCTS, INC. - U.S.A.        ENGINEERED AIR SYSTEMS, INC.




By:  /s/ Gary C. Gerhardt                 By:  /s/ Gary C. Gerhardt
   ----------------------------------        ----------------------------------
Print Name:  Gary C. Gerhardt             Print Name:  Gary C. Gerhardt
Title:  Executive Vice President and      Title:  Executive Vice President and
        Chief Financial Officer                   Chief Financial Officer

ENGINEERED COIL COMPANY                   ENGINEERED SPECIALTY PLASTICS, INC.
                                          (formerly named Wycot Corp.)


By:  /s/ Gary C. Gerhardt                 By:  /s/ Gary C. Gerhardt
   ----------------------------------        ----------------------------------
Print Name:  Gary C. Gerhardt             Print Name:  Gary C. Gerhardt
Title:  Executive Vice President and      Title:  Executive Vice President and
        Chief Financial Officer                   Chief Financial Officer



ENGINEERED SUPPORT SYSTEMS, INC.          LIFETIME FAUCETS, INC.


By:  /s/ Gary C. Gerhardt                 By:  /s/ Gary C. Gerhardt
   ----------------------------------        ----------------------------------
Print Name:  Gary C. Gerhardt             Print Name:  Gary C. Gerhardt
Title:  Executive Vice President and      Title:  Executive Vice President and
        Chief Financial Officer                   Chief Financial Officer


Notice Address:

AIR EAGLE HOLDINGS, INC.


By: /s/ Gary C. Gerhardt
   ----------------------------------
Print Name:  Gary C. Gerhardt
Title:  Executive Vice President and
        Chief Financial Officer


LENDER:

NATIONSBANK, N.A.
individually in its capacity as a
Lender and in its capacity as Agent


By:  /s/ Keith M. Schmelder
   ----------------------------------
Print Name: Keith M. Schmelder
Title:  Senior Vice President



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